UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 27, 2006


                          INSURANCE AUTO AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)


          Illinois                  333-127791                   95-3790111
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)


     Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
               (Address of principal executive offices) (Zip Code)


                                 (708) 492-7000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02.        Results of Operations and Financial Condition.
                  and
Item 7.01.        Regulation FD Disclosure.


     The following information is furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

     On March 27, 2006, Insurance Auto Auctions, Inc. (the "Company") reported its results for the fourth quarter and year ended December 25, 2005. The Company's earnings release for the fourth quarter and year ended December 25, 2006 is attached as Exhibit 99.1. The attached Exhibit is furnished pursuant to
Item 2.02 and Item 7.01 on Form 8-K.

     Consolidated EBITDA is presented in the earnings release because management believes that this statistic is indicative of the relative strength of the Company's operating performance and is consistent with the definition under the Company's senior credit facility. EBITDA is defined as net earnings plus income tax provision (benefit), interest (net), depreciation, and amortization. The Company's senior credit facility further adjusts EBITDA, including for non-cash items, nonrecurring items, and sponsor advisory fees, to determine compliance with certain covenants in the senior credit agreement. Although Consolidated EBITDA is not a defined term under generally accepted accounting principles in the United States, we believe that the inclusion of Consolidated EBITDA is appropriate, because management uses this information in evaluating the Company's operating performance. However, Consolidated EBITDA should not be considered as a substitute for net earnings or loss, or as an indicator of whether cash flows will be sufficient to fund cash needs. Below is a table detailing Consolidate EBITDA (in thousands) for the three months ended December 25, 2005 and the twelve months ended December 25, 2005.

                                      Three Months Ended     Twelve Months Ended
                                      ------------------     -------------------
                                          December 25,           December 25,
                                             2005                  2005
                                      ------------------     -------------------
                                                 (dollars in thousands)

Net earnings (loss)                      $   (1,441)                $  (5,874)
Income taxes                                    185                     3,567
Interest expense (net)                        5,865                    15,284
Depreciation and amortization                 5,515                    17,319
                                      ------------------     -------------------
     EBITDA                                  10,124                    30,296
Non-cash charges                                  -                     1,083
Non-recurring expense (income)                 (171)                   (3,049)
Merger costs                                      -                    20,762
Estimated cost savings                            -                     1,218
Allowance per credit agreement (1)                -                     2,000
Advisory service fees                           125                       299
                                      ------------------     -------------------
     Consolidated EBITDA                 $   10,078                 $  52,609
                                      ==================     ===================
----------------
(1) Per the credit agreement, EBITDA is to be increased by $1.0 million for the three month periods ended, September 25, 2005, and June 26, 2005 for covenant purposes only.

     Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Insurance Auto Auctions, Inc.



                                                By:  /s/ Thomas C. O'Brien
                                                     ---------------------------
                                                     Thomas C. O'Brien
                                                     Chief Executive Officer
Date: March 27, 2006










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

                                Index of Exhibits


       Exhibit No.                              Exhibit
     ---------------    --------------------------------------------------------
         99.1           Press Release of Insurance Auto Auctions, Inc. (the
                        "Company"), dated March 27, 2006, disclosing the
                        Company's financial results for the fourth quarter ended
                        December 25, 2005.
















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